Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bellerophon Therapeutics, Inc.:

We consent to the use of our report dated May 14, 2014, except for note 13(a), which is as of January 8, 2015, with respect to the financial statements of Bellerophon Therapeutics, LLC as of December 31, 2013 and 2012 and for the years then ended and for the period from August 26, 2009 (inception) to December 31, 2013, incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey
February 13, 2015